UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 23, 2003

VERSANT CORPORATION

(Exact name of Registrant as specified in its charter)

California
(State or other jurisdiction of incorporation)

000-28540	94-3079392
(Commission File Number)	(IRS Employer Identification No.)

6539 Dumbarton Circle, Fremont, California	94555
(Address of principal executive offices)	(Zip Code)

(510) 789-1500
(Registrant’s telephone number)

Not Applicable
(Former name or former address, if changed since last report)

ITEM 4:                            CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

Effective June 23, 2003, Versant Corporation elected to change its certifying accountant and states the following in connection with the change:

(i)                                     Effective June 23, 2003, we dismissed KPMG LLP as our independent accountants.

(ii)                                  The report of KPMG LLP on our consolidated financial statements for the fiscal year ended October 31, 2002, did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.  KPMG LLP has only reported on the corporation’s consolidated financial statements for the fiscal year ended October 31, 2002.

(iii)                               The decision to dismiss KPMG was approved by our Audit Committee on June 23, 2003.

(iv)                              In connection with the audit of our financial statements for the fiscal year ended October 31, 2002 and the subsequent interim periods, preceding the dismissal, we had no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG LLP to make reference to the subject matter of the disagreements in connection with its report.  We have requested KPMG to furnish a letter addressed to the Commission whether it agrees with the above statements.  A copy of that letter of KPMG LLP, dated June 24, 2003, is filed as Exhibit 16 to this report on Form 8-K.

Effective June 24, 2003, we engaged Grant Thornton LLP as our new independent accountants. The decision to engage Grant Thornton LLP was approved by our Audit Committee on June 23, 2003. During the two most recent fiscal years and the subsequent interim periods, preceding the engagement, we have not consulted with Grant Thornton LLP regarding either:

(i)                                     The application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the our financial statements, nor was a written report or oral advice provided to us by Grant Thornton LLP that Grant Thornton LLP concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or

(ii)                                  Any matter that was either the subject of a disagreement as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions to that Item or a reportable event as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K.

ITEM 7:                            FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibit No	Exhibit

	16	Letter from KPMG LLP

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 25, 2003	VERSANT CORPORATION

By:	/s/ Lee McGrath
Lee McGrath
Vice President, Finance and Administration Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Title
16	Letter from KPMG LLP